06/10/98


                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of June 12, 1998 by and between Maverick Tube Corporation, a Delaware corporation (the "Company") and Barry R. Pearl ("Executive").



     Recitals. The Company desires to employ Executive as its Chief Financial Officer and Vice President of Finance. Accordingly, the Company and Executive desire to enter into this Agreement to set forth the terms and conditions of Executive's employment with the Company.

     Services. The Company agrees to employ Executive and Executive hereby accepts such employment, in accordance with the terms of this Agreement, commencing June 15, 1998. So long as this Agreement shall continue in effect, Executive shall devote Executive's entire working time and attention to the business, affairs and interests of the Company, shall use Executive's reasonable best efforts and abilities to promote the Company's interests and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Company's board of directors (the "Board"). Nothing contained in this Section 2, however, shall prevent Executive from engaging in additional activities in connection with personal investments and community affairs provided that such additional activities are not inconsistent with, and do not interfere with, to any significant extent, Executive's duties under this Agreement.

     Duties and Responsibilities. Executive shall serve as Chief Financial Officer and Vice President of Finance of the Company for the duration of this Agreement. In the performance of Executive's duties, Executive shall report directly to the Company's Chief Executive Officer ("CEO") and shall be subject solely to the direction of the CEO and to such reasonable limits on Executive's authority as the Board may from time to time impose.

     Executive agrees to observe and comply with the rules and regulations of the Company respecting the performance of Executive's duties and agrees to carry out and perform orders, directions and policies of the Company as they may be, from time to time, stated in writing. The Company agrees that the duties which may be assigned to Executive shall be reasonable, usual and customary duties of the office or position to which Executive will from time to time be appointed or elected and shall not be inconsistent with the provisions of the charter documents of the Company or applicable law. Executive shall have such corporate power and authority as shall reasonably be required to enable Executive to perform the duties required in any office that may be held.

     Indemnification. Executive shall be entitled to indemnification with respect to all costs and expenses incurred by him on account of the fact he becomes a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or becomes a director, officer, employee or agent of the Company, to the same extent as other senior executive offices of the Company and consistent with the bylaws of the Company.

Compensation.

     Base Compensation. During the term of this Agreement, the Company shall pay Executive a base salary at the rate of $165,000 per year subject to upward adjustment pursuant to Section 5(b) below (the "Base Salary"). The Base Salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary payroll practices for its senior executive officers.

     Periodic Review. The Board shall review Executive's Base Salary and Additional Benefits (as defined below) then being paid to Executive not less frequently than every twelve months, beginning October 1, 1998. Following such review, the Company may in its discretion increase (but shall not be required to increase) the Base Salary or any other benefits, but may not decrease the Base Salary during the term of this Agreement. The amount of such increase of Base Salary combined with the previous year's Base Salary shall then constitute Executive's Base Salary for purposes of this Agreement.

     Bonus. Executive shall be entitled to participate in the Company's bonus, incentive compensation and similar programs generally available to the executive officers of the Company, currently consisting of the Company's "Gainsharing Program" and its "Incentive Bonus Program," under which Executive shall be entitled to earn an aggregate annual cash bonus of up to a maximum annual amount equal to 75% of his then current Base Salary; provided that with respect to the Company's 1998 fiscal year the cash bonus payable to Executive shall be an amount equal to the same percentage received by the Company's other senior executives times the aggregate of the monthly installments of the Base Salary payable to Executive with respect to fiscal year 1998.

     Stock Options. The Compensation Committee of the Board has granted to Executive, under the Company's 1994 Stock Option Plan, options to purchase 80,000 shares of the Company's common stock (the "Options") at a purchase price equal to the closing price of the Company's common stock on the Nasdaq Stock Market (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Company's common stock is the highest) on the business day immediately preceding the date Executive's employment commences under this Agreement. Executive may exercise the Options, in whole or in part, at any time during the period beginning on and including June 15, 2001 and ending on and including June 14, 2008.

     Club  Membership  Dues  Allowance.  During  the  term  of  this  Agreement,
Executive shall be entitled to be paid an allowance for actual club membership dues for health club membership and for golf or country club membership, payable in accordance with the Company's customary practices.

     Automobile Allowance. During the term of this Agreement, the Company shall provide Executive with a vehicle of Executive's reasonable choice in accordance with the Company's automobile business standards. The Company shall pay all acquisition and operating expenses relating to such automobile up to an aggregate monthly maximum of $600.

     Vacation. Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices as in effect generally with respect to other senior executive officers of the Company; provided, however, that Executive shall be entitled to no less than 20 days vacation each calendar year during the term of this Agreement in addition to all holidays of the Company.

     Additional Benefits. Executive and/or his family, as the case may be, shall also be entitled to participate in and shall receive all rights and benefits under any pension plan, profit-sharing plan, life, medical, dental, prescription, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans or programs, expense reimbursement or other plan or benefit that the Company may provide for Executive or (provided Executive is eligible to participate therein) for executive officers of the Company, as from time to time in effect, during the term of this Agreement (collectively, "Additional Benefits").

     The Company shall have the right to deduct or withhold, subject to Executive's employee elected deductions, from all compensation payable to Executive under this Agreement any and all sums required for federal income and Social Security taxes and all state and local taxes, if any, now applicable or that may be enacted and become applicable in the future.

     Termination. This Agreement and all obligations hereunder shall terminate upon the earliest to occur of any of the following:

     Voluntary Termination. The voluntary termination by Executive or retirement by Executive from the Company in accordance with the normal retirement policies of the Company.

     Death or Disability of Executive. The Executive's employment shall terminate automatically (i) upon his death, or (ii) the determination by the Company, in good faith, that the disability (as defined below) of Executive has occurred, provided that the Company shall have given Executive written notice in accordance with Section 13 of its intention to terminate Executive's employment. For the purposes of this Agreement, "disability" shall mean the absence of Executive performing Executive's duties with the Company on a full-time basis for a period of 180 days during any 12 months' period as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). For the purposes of this Agreement, "incapacity" shall be limited only to such disability which substantially prevents the Company from availing itself of the services of Executive hereunder. If Executive's employment is terminated by reason of Executive's death or disability, this Agreement shall terminate without further obligations to Executive (or Executive's heirs or legal representatives) under this Agreement, other than for (1) payment of the sum of (A) Executive's annual Base Salary through the date of termination to the extent not theretofore paid, (B) any accrued bonus due to Executive based on a pro rata allocation of such bonus as of the date of termination, (C) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon), and (D) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses
(A), (B), (C) and (D) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to Executive or Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the date of termination or any earlier time required by applicable law; and (2) payment to Executive or Executive's estate or beneficiary, as applicable, of any amount accrued pursuant to the terms of any applicable benefit plan.

     Termination for Cause. The Company may terminate Executive's employment for cause. For purposes of this Agreement, the term "cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, after due inquiry, and upon reasonable grounds, determines that Executive (i) shall have been convicted of a felony or a misdemeanor, which misdemeanor materially impairs Executive's ability to perform his duties, or
(ii) Executive's material breach of this Agreement. Notwithstanding the foregoing, Executive shall not be terminated for cause pursuant to clause (ii) of this Section 6(c) unless and until Executive has received notice of a proposed termination for cause and Executive has had an opportunity to be heard before all of the members of the Board. Executive shall be deemed to have had such an opportunity if given written notice at least ten (10) calendar days in advance of a meeting.

     Without Cause. Notwithstanding any other provision of this Section 6, the Board shall have the right to terminate Executive's employment with the Company without cause at any time, but any such termination other than as expressly provided in Section 6(a), (b) or (c) herein shall be without prejudice to Executive's rights to receive a pro rata bonus through such termination date. If Executive is so terminated without cause, Executive shall receive from the Company within ten (10) days of the date of such termination a lump sum payment equal to Executive's then current Base Salary. This lump sum payment shall be in lieu of all rights of Executive other than the Options, including any rights to any Additional Benefits hereunder, all of which other than the Options shall terminate upon the payment of such lump sum amount except to the extent expressly governed by any other written agreement between the Company and Executive.

     Change in Control. Upon 30 days prior written notice to Executive, the Company may terminate Executive's employment at any time within 24 months following a "change in control" (as hereinafter defined). In the event Executive's employment is so terminated, then the Company shall pay in lump sum cash to Executive, within 15 days of the effective date of termination, an amount equal to either (i) three times the Base Salary if the change in control occurs on or before June 14, 1999, or (ii) if the change in control occurs any time on or after June 15, 1999 and Executive's employment is terminated within the time period following the change in control set forth below, the applicable factor times the Base Salary:

                                    Effective Date
                                    of Termination
                                (from June 15, 1999)          Factor


                                    0-6 months                 2.0
                                    7-12 months                1.5
                                    13-18 months               1.0
                                    19-24 months                .5

For purposes of this Agreement, a "change in control" means, and shall be deemed to have taken place, if: (i) any person or entity or group of affiliated persons or entities (other than shareholders as of the date hereof), including a group which is deemed a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires in one or more transactions, ownership of 35% or more of the outstanding capital stock of the Company; or (ii) the Company is merged or consolidated into an unrelated company in a transaction in which the outstanding voting securities of the Company immediately prior to such merger or consolidation do not constitute or represent more than 80% of the combined voting power of voting securities of the surviving entity after such merger or consolidation.


     The Company shall pay on behalf of Executive all taxes imposed on Executive under Section 4999(a) of the Internal Revenue Code of 1986 as amended ("Code"), resulting from payments or other benefits to Executive under this Section 6(e) being deemed "excess parachute payments," as such term is defined in Section 280(G)(b) of the Code (the "Subject Taxes"). Additionally, the Company shall pay to Executive an amount which will as closely as reasonably practicable approximate any additional income or excise taxes payable by Executive as a result of the payment of the Subject Taxes on behalf of Executive pursuant to the preceding sentence.

     Resignation for Good Reason. In the event of a change in control, Executive may terminate his employment and this Agreement for "good reason" (as hereinafter defined) at any time within 24 months following the change in control in which event Executive shall be entitled to receive his then current Base Salary for the remainder of the period beginning with the date on which Executive terminates his employment and ending on the second anniversary of the date on which the change in control occurred. For the purposes of this Agreement, "good reason" means each of the following: (i) any action by the Company which results in a significant reduction in Executive's position, authority, duties or responsibilities, including for this purpose any material change in Executive's employment location; (ii) any reduction in the compensation payable to Executive not agreed to in writing by Executive, which reduction shall be deemed to occur if there is (A) a reduction in Executive's then current Base Salary or (B) a material reduction in Executive's ability to participate in employee benefit plans, receive expense reimbursements, receive other fringe benefits, receive office and support staff, or receive paid vacation; (iii) the material breach of any of the Company's obligations under this Agreement without Executive's express written consent; or (iv) the good faith determination by Executive that the business philosophy and policies of the Company are not compatible with those of Executive.

     Executive acknowledges his understanding that it is the intent of the Company to revise its currently existing severance policy applicable to the Company's executive officers (the "Revised Severance Policy") and that Executive will have significant responsibility in the development and implementation of the Revised Severance Policy. The parties acknowledge that it is their respective intent that upon the effectiveness of such Revised Severance Policy, such Revised Severance Policy will supersede those provis1ions of this Agreement covering the same subject matter (the "Covered Provisions"), such as, for example Section 6(e) dealing with certain rights of Executive upon a change in control. Accordingly, and notwithstanding anything to the contrary contained herein, it is agreed that upon the effectiveness of the Revised Severance Policy, the terms of such Revised Severance Policy, as same may be modified from time to time, shall supersede all Covered Provisions contained herein, and to the extent of any inconsistency between the terms of this Agreement and the Revised Severance Policy, the terms of the Revised Severance Policy shall prevail.

     Relocation and Temporary Living Expenses. In order to defray moving expenses and temporary living expenses incurred by Executive in moving from Irvine, California to St. Louis County, Missouri, Employer shall reimburse Employee for all reasonable expenses incurred for the following:

                  (a) Moving the household goods and personal effects of Executive and his family from Executive's residence in Irvine, California, to the new place of residence selected by Executive in Missouri;

                  (b) Airfare for Executive or his spouse for one round trip per week between California and St. Louis, Missouri, or vice versa, taken during the initial 120 days of Executive's employment with the Company;

                  (c) All the settlement costs incurred by Executive in selling his residence in Irvine, California, as set forth on a copy of the seller's closing costs statement provided by Executive to the Company;

                  (d) All the settlement costs incurred by Executive in purchasing his residence in Missouri, as set forth on a copy of the buyer's closing costs statement provided by Executive to the Company, excluding points, if any, paid by Executive to the lender for the loan to finance the purchase of such residence;

                  (e) Airfare for a single one-way flight from California to St. Louis, Missouri for Executive and his spouse to relocate from Irvine, California to Missouri; and

                  (f) Monthly rent for the period June 22, 1998 through October 31, 1998, for a furnished two-bedroom apartment in the vicinity of the Company's corporate headquarters for Executive and his spouse.

The Company shall also pay to Executive the amount of any federal, state and local taxes payable by Executive by reason of Executive's receipt of the amounts described in this Section 7 (including, without limitation, the payment described in this sentence).

     Non-Disclosure Covenant. Executive acknowledges that: (i) during the term hereof and as a part of his employment, Executive will be afforded access to Confidential Information (as herein defined); (ii) disclosure of such Confidential Information could have an adverse effect on the Company and its business; (iii) the Company has required that Executive make the covenants in this Section 8 as a condition to his employment with the Company; and (iv) the provisions of this Section 8 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information. In consideration of the compensation and benefits to be paid or provided to Executive by the Company under this Agreement, Executive covenants as follows:

     During and following his employment with the Company, Executive will hold in confidence the Confidential Information and will not disclose it to any non-Company person except (1) if and to the extent required by court order, subpoena or other lawful order of a governmental authority, (2) with the specific prior written consent of the Company or (3) except as otherwise expressly permitted by the terms of this Agreement.

     Any trade secrets of the Company will be entitled to all of the protections and benefits of all applicable law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. To the extent permitted by law, Executive hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

     None of the foregoing obligations and restrictions applies to any part of the Confidential Information and Executive demonstrates was or became generally available to the public other than as a result of a disclosure by Executive in violation of this Section 8.

     Executive will not remove from the Company's premises (except to the extent such removal is for purposes of the performance of Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Company) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Executive recognizes that, as between the Company and Executive, all of the Proprietary Items, whether or not developed by Executive, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company, Executive will return to the Company all of the Proprietary Items in Executive's possession or subject to Executive's control, and Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

     As used herein, the term "Confidential Information" means any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know how, formula, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned, research and development, current and plan manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and data base technology, systems, structures and architectures, inventions, discoveries, concepts, ideas, designs, methods and information, however documented, projected sales, capital spending, budgets and plans, the names and backgrounds of key personnel, personal training and techniques and material and all similar information of the type that would generally be deemed proprietary in nature.

     Non-Competition and Non-Interference. Executive acknowledges that: (i) the services to be performed by him under this Agreement are of a special, unique and intellectual character; (ii) the Company's business is national in scope and its products are marketed throughout the United States; (iii) the Company competes with other businesses that are or could be located in any part of the United States; (iv) the Company has required that Executive make the covenants set forth in this Section 9 as a condition to Executive's employment by the Company; and (v) the provisions of this Section 9 are reasonable and necessary to protect the Employer's business. In consideration of the acknowledgments by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by the Company, Executive covenants that he will not, directly or indirectly:

     during term of his employment with the Company (the "Employment Period"), except in the course of his employment hereunder, and during the Post-Employment Period (defined below), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products or activities "compete to any significant extent" (as hereinafter defined) in whole or in part with the products or activities of the Employer anywhere within the United States (the phase "compete to any significant extent" means that the products or activities constitute or are anticipated to constitute, as of the date of termina-tion of Executive's employment, 15% of the revenues of the Company); provided, however, that Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enter-prise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

     whether for Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Company, from any person known by Executive to be a customer of the Company, whether or not Executive had personal contact with such person during and by reason of the Executive's employment with the Company.

     whether for Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Company at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Company to terminate his employment with the Company; or (ii) at any time during the Employment Period and the Post-Employment Period, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Company; or

     at any time during the Employment Period and the Post-Employment Period, disparage the Company or any of its shareholders, directors, officers, employees, or agents.

     For purposes of this Section 9, the term "Post-Employment Period" means the one year period beginning on the date of termination of Executive's employment with the Company.

                  If any covenant of this Section 9 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of the, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

                  The period of time applicable to any covenant in this Section 9 will be extended by the duration of any violation by Executive of such covenant.

                  Executive will, while the covenant under this Section 9 is in effect, give notice to the Company, within ten days after accepting any other employment from a person who competes to any significant extent (as defined in Section 9(d) above), of the identity of such employer. The Company may notify such employer that the Executive is bound by this Agreement and, at the Company's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

     General Provisions. Executive acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of this Agreement (including any provision of Section 8 and 9) would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Company will not be obligated to post bond or other security in seeking such relief.

                  The covenants by Executive in Sections 8 and 9 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Company would not have entered into this Agreement or employed Executive. The Company and Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company.

                  Executive's covenants in Sections 8 and 9 are independent covenants and the existence of any claim by Executive against the Company under this Agreement or otherwise, will not excuse Executive's breach of any covenant in Section 7 or 8.

                  If Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 8 and 9.

                  Executive represents and warrants to the Company that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be bound.

Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

Succession. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignees" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise. The obligations and duties of Executive under this Agreement are personal and otherwise not assignable. Executive's obligations and representations under this Agreement will survive the termination of Executive's employment, regardless of the manner of such termination.

Notices. Any notice or other communication provided for in this Agreement shall be in writing and sent if to the Company at the address set forth on the signature page hereof or at such other address as the Company may from time to time in writing designate, and if to Executive at the address set forth on the signature page hereof or at such address as Executive may from time to time in writing designate. Each such notice or other communication shall be effective
(i) if given by written telecommunication, three (3) days after its transmission to the applicable number so specified in (or pursuant to) this Section 13 and a verification of receipt is received, (ii) if given by certified mail, once verification of receipt is received, or (iii) if given by any other means, when actually delivered to the addressee at such address and verification of receipt is received.

     Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to Executive's employment by the Company.

     Amendments. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and duly executed by both parties.

     Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

     Governing Law. This Agreement, and the legal relations between the parties, shall be governed by and construed in accordance with the laws of the State of Missouri without regard to conflicts of law doctrines and any court action arising out of this Agreement shall be brought in any court of competent jurisdiction within the State of Missouri, County of St. Louis.

     Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

     Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.





                                              [Signatures on next page]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          "THE COMPANY"

                                          Maverick Tube Corporation
                                          a Delaware corporation


                                          ___/s/ Gregg M. Eisenberg__________
                                          Gregg M. Eisenberg,
                                          President and Chief Executive Officer

                                          Maverick Tube Corporation
                                          16401 Swingley Ridge Road, Suite 700
                                          Chesterfield, MO  63017
                                          Attention: Board of DirectorS

                                          "EXECUTIVE"


                                           ___/s/ Barry R. Pearl_______________
                                           Barry R. Pearl
                                           13 Trovita
                                           Irvine, California 92620